UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Marketing Approval

On March 16, 2007, Alexion Pharmaceuticals, Inc. issued a press release announcing it received marketing approval from the U.S. Food and Drug Administration for Soliris™ (eculizumab), the first therapy approved for paroxysmal nocturnal hemoglobinuria, a rare, disabling and life-threatening blood disorder defined by chronic red blood cell destruction, or hemolysis.

A copy of that press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Legal Proceedings

On March 15, 2007, Oklahoma Medical Research Foundation, or OMRF, filed a civil action against Alexion in the U.S. District Court for the Northern District of Oklahoma. OMRF claims, among other things, (i) breach of contract by Alexion under a license agreement entered into by Alexion and OMRF in 1992, and (ii) willful infringement by Alexion of an OMRF patent. OMRF seeks, among other things, declaratory judgment, judicial accounting, and actual, compensatory, consequential and punitive damages, plus attorney’s fees.

On March 16, 2007, PDL BioPharma, Inc., or PDL, filed a civil action against Alexion in the U.S. District Court for the District of Delaware. PDL claims willful infringement by Alexion of PDL patents. PDL seeks unspecified damages, but no less than a reasonable royalty, plus attorney’s fees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release issued by Alexion Pharmaceuticals, Inc. on March 16, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: March 19, 2007	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on March 16, 2007.